UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2023

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On October 26, 2023, iCoreConnect, Inc. (the “Company”), entered into a securities purchase agreement with a former officer of the Company, pursuant to which the Company issued the investor a promissory note in principal amount of $200,000 (the “Promissory Note”) in exchange for $200,000. The maturity of the Promissory Note is December 31, 2023 and carries an interest rate of 12% per annum. In conjunction with the issuance of the Promissory Note, the Company also issued the investor a five-year warrant (the “Warrant”) to purchase 14,000 shares of Company common stock with an exercise price of $2.15 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance.

On October 26, 2023, the Company entered into an additional securities purchase agreement with the same investor, pursuant to which the Company issued the investor a convertible promissory note in principal amount of $94,685.91 (the “Convertible Promissory Note”) in exchange for $94,685.91. The maturity of the Convertible Promissory Note is October 26, 2028 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.80 per share, which was the closing price of the Company’s common stock on the date of issuance. In conjunction with the Convertible Promissory Note, the Company also issued the investor 6,629 shares of Company common stock (the “Inducement Shares”) and a five-year warrant (the “Additional Warrant”) to purchase 6,629 shares of Company common stock with an exercise price of $2.15 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance.

On October 31, 2023, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a convertible promissory note in principal amount of $500,000 (the “Additional Convertible Promissory Note”) in exchange for $500,000. The maturity of the Additional Convertible Promissory Note is October 31, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance.

The foregoing descriptions of the Promissory Note, Convertible Note, Additional Convertible Note, the Warrant, and the Additional Warrant do not purport to be complete and are qualified in its entirety by the full text of such agreements which are attached hereto as exhibits and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Promissory Note, Convertible Note, Additional Convertible Note, the Warrant, the Additional Warrant, and the Inducement Shares and the shares issuable upon conversion of the Convertible Note and Additional Convertible Note and the exercise of the Warrant and Additional Warrant are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Form of Warrant dated October 26, 2023
4.2	Form of Additional Warrant dated October 26, 2023
4.3	Form of Convertible Note dated October 26, 2023
4.4	Form of Additional Promissory Note dated October 26, 2023
4.5	Form of Additional Convertible Note dated October 31, 2023
10.1	Form of Securities Purchase Agreement dated October 26, 2023 related to the issuance of the Promissory Note and Warrant
10.2	Form of Securities Purchase Agreement dated October 26, 2023 related to the issuance of the Convertible Note and Additional Warrant
10.3	Form of Securities Purchase Agreement dated October 31, 2023 related to the issuance of the Additional Convertible Note
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document .

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: November 1, 2023	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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